UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 10, 2023

ENERGY TRANSFER LP

(Exact name of registrant as specified in its charter)

Delaware	1-32740	30-0108820
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8111 Westchester Drive, Suite 600

Dallas, Texas 75225

(Address of principal executive offices, including zip code)

(214) 981-0700

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units	ET	New York Stock Exchange
7.375% Series C Fixed-to-Floating Rate Cumulative Redeemable Perpetual	ETprC	New York Stock Exchange
7.625% Series D Fixed-to-Floating Rate Cumulative Redeemable Perpetual	ETprD	New York Stock Exchange
7.600% Series E Fixed-to-Floating Rate Cumulative Redeemable Perpetual	ETprE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On October 10, 2023, Energy Transfer LP (the “Partnership”) entered into an underwriting agreement (the “Underwriting Agreement”) with Mizuho Securities USA LLC, Morgan Stanley & Co. LLC, MUFG Securities Americas Inc. and SMBC Nikko Securities America, Inc., as joint book-running managers and representatives of the several underwriters named therein (collectively, the “Underwriters”), with respect to the public offering (the “Offering”) by the Partnership of $1.0 billion aggregate principal amount of its 6.050% Senior Notes due 2026 (the “2026 Notes”), $500 million aggregate principal amount of its 6.100% Senior Notes due 2028 (the “2028 Notes”), $1.0 billion aggregate principal amount of its 6.400% Senior Notes due 2030 (the “2030 Notes”) and $1.5 billion aggregate principal amount of its 6.550% Senior Notes due 2033 (the “2033 Notes,” and, together with the 2026 Notes, the 2028 Notes and the 2030 Notes, the “Notes”).

The Offering was registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a Registration Statement on Form S-3 (File No. 333-256668) of the Partnership, which became effective on June 1, 2021, as supplemented by the Prospectus Supplement dated October 10, 2023 relating to the Notes, filed with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act on October 10, 2023. The Offering is expected to close on October 13, 2023, subject to the satisfaction of customary closing conditions.

The Underwriting Agreement contains customary representations, warranties and agreements by the Partnership, and customary conditions to closing, indemnification obligations of the Partnership, as applicable, and the Underwriters, including for liabilities under the Securities Act, other obligations of the parties and termination provisions.

The Underwriters may, from time to time, engage in transactions with and perform services for the Partnership and its affiliates in the ordinary course of business. Affiliates of each of the Underwriters are lenders under the Partnership’s revolving credit facility and, accordingly, each of the Underwriters and their affiliates may receive a portion of the net proceeds from the Offering. In addition, U.S. Bancorp Investments, Inc., one of the Underwriters, is an affiliate of the trustee.

The foregoing description of the Underwriting Agreement is not complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is attached as Exhibit 1.1 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference.

Item 8.01.	Other Events.

On October 10, 2023, the Partnership issued a press release relating to the pricing of the Offering contemplated by the Underwriting Agreement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 8.01 by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of the Exhibit

1.1	Underwriting Agreement, dated as of October 10, 2023, among Energy Transfer LP, as issuer, and Mizuho Securities USA LLC, Morgan Stanley & Co. LLC, MUFG Securities Americas Inc. and SMBC Nikko Securities America, Inc., as representatives of the several underwriters named therein.

99.1	Energy Transfer LP Press Release, dated as of October 10, 2023, announcing the pricing of the Notes.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGY TRANSFER LP

	By:	LE GP, LLC, its general partner

Date: October 11, 2023		/s/ Dylan A. Bramhall
Dylan A. Bramhall
Chief Financial Officer